UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

FOR IMMEDIATE RELEASE

Media Contact: Kelli Christman, 816.860.5088

Investor Relations Contact: Kay McMillan, 816.816.7106

UMB Announces Conference Call to Discuss

Fourth Quarter and Year-End 2012 Earnings

KANSAS CITY, Mo. (Jan. 9, 2013) - UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2012 fourth quarter and year-end earnings results on Jan. 23, 2013, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 877-941-9205 or (U.S.) 480-629-9771. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=563113&s=1&k=844A2E5EA0BE866C7D426841E92F4343

A replay of the conference call may be heard until Feb. 6, 2013 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4589273. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.